                          1940 Act File No. 811-6071

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form N-1A

REGISTRATION STATEMENT UNDER THE
 INVESTMENT COMPANY ACT OF 1940                                 X

Amendment No. 38                                                X


                             BT INSTITUTIONAL FUNDS
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                           Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                        (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                  Copies to: Burton M. Leibert, Esq.
One South Street                        Willkie Farr & Gallagher
Baltimore, Maryland  21202              787 Seventh Ave
(Name and Address of Agent              New York, New York 10019
for Service)

Approximate Date of Proposed Public Offering: April 30, 1999

                               EXPLANATORY NOTE

This Registration Statement has been filed by BT Institutional Funds (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest of Treasury Assets Fund (the "Fund"), a series of the Registrant, are not being registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by the Registrant solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund may only be purchased by "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of beneficial interest of the Fund.

International Equity Fund (Class I and Class II) is a series of shares of the Registrant and is offered by separate Prospectuses included in Amendment No. 34 to the Registrant's Registration Statement. Institutional Cash Management Fund, Institutional Treasury Money Fund, Equity 500 Index Fund, Institutional Cash Reserves, and Institutional Liquid Assets Fund, are each a series of shares of the Registrant and are each offered by separate Prospectuses included in Amendment No. 37 to the Registrant's Registration Statement. This Amendment does not relate to, amend or otherwise affect any of the separate Prospectuses contained in Amendment Nos. 34 and 37 and, therefore, pursuant to Rule 485(d) under the Securities Act of 1933, as amended (the "1933 Act"), does not affect the effectiveness of such Amendments.

           CONFIDENTIAL PRIVATE OFFERING MEMORANDUM: APRIL 30, 1999

                         Do Not Copy or Circulate

Prospective Investor           _____________________________Copy #




Institutional
Treasury Assets Fund

                    With the goal of
                    achieving a high
                    level of current
                    income
                    consistent with
                    liquidity and
                    the preservation
                    of capital

                          BT Mutual Funds
                    TRUST: BT INSTITUTIONAL FUNDS

                    INVESTMENT ADVISER: BANKERS TRUST COMPANY

                    [The securities described in this memorandum are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission. Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this memorandum. Any representation to the contrary is a criminal offense.]

                    NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

                    NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.

                    FOR GEORGIA INVESTORS
                    THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

Overview

               of the Institutional Treasury Assets Fund

--                                                                  --
 Goal: The Fund seeks a high level of current income consistent with liquidity and the preservation of capital.

 Core Strategy: The Fund invests in debt obligations of the U.S.
 Treasury, obligations of the U.S. government or its agencies, authorities and instrumentalities and repurchase agreements collateralized by such obligations.
--                                                                  --

  Institutional Treasury Assets Fund

  Overview of the Institutional Treasury Assets Fund

   3 Goal

   3 Core Strategy

   3 Investment Policies and Strategies

   4 Principal Risks of Investing in the Fund

   4 Who Should Consider Investing in the Fund

   5 Annual Fund Operating Expenses
  A Detailed Look at the Institutional
  Treasury Assets Fund
   6 Objective

   6 Strategy

   6 Principal Investments

   6 Risks

   7 Management of the Fund

   8 Calculating the Fund's Share Price

   8 Dividends and Distributions

   8 Tax Considerations

   8 Buying and Selling Fund Shares

  10 Financial Highlights

INVESTMENT POLICIES AND STRATEGIES
The Fund seeks to achieve its objective by investing only in:
 .obligations issued or guaranteed by the U.S. Treasury ("U.S. Treasuries"), including but not limited to Treasury bills, notes and bonds;
 .obligations issued or guaranteed as to the payment of principal and interest by the U.S. government or its agencies, authorities or instrumentalities ("U.S. Government Obligations"); and
 .repurchase agreements collateralized by such obligations.

The Fund will maintain at least 65% of its investments in U.S. Treasuries or repurchase agreements collateralized by U.S. Treasuries. The Fund maintains a dollar-weighted average maturity of 90 days or less. The Fund attempts to maintain a stable share price by investing in securities that are valued in U.S. dollars and have remaining maturities of 397 days or less.

                                       3
                                       --

Overview of the Institutional Treasury Assets Fund

PRINCIPAL RISKS OF INVESTING IN THE FUND
Although the Fund seeks to preserve the value of your investment at $1.00 a share, there are risks associated with investing in the Fund. For example, a sharp rise in interest rates could cause the bond market and individual securities in the Fund's portfolio to decline in value.
WHO SHOULD CONSIDER INVESTING IN THE FUND
Shares of the Fund are being offered for investment only to investors who qualify as both:
 .Accredited investors as defined under Regulation D of the Securities Act of 1933, as amended, and
 .institutional investors.

Shares of the Fund are not being offered to individuals or to entities organized for the purpose of investing on behalf of individuals. Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.

You should consider investing in the Fund if you are looking for a cash management vehicle that offers income approximating money market rates and preserves the value of your capital. A majority of the Fund's investors use the Fund to "sweep" in cash balances remaining in accounts at Bankers Trust each trading day.

You should not consider investing in the Institutional Treasury Assets Fund if you seek long-term capital growth. Although it provides a convenient means of diversifying short-term investments, the Fund by itself does not constitute a balanced investment program.

An investment in the Institutional Treasury Assets Fund is not a deposit of Bankers Trust Company or any other bank, and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

                                       4
                                       --

                             Overview of the Institutional Treasury Assets Fund

ANNUAL FUND OPERATING EXPENSES
(expenses paid from Fund assets)

The Annual Fees and Expenses table to the right describes the fees and expenses that you may pay if you buy and hold shares of the Institutional Treasury Assets Fund.

Expense Example. The example below illustrates the expenses you would have incurred on a $10,000 investment in the Fund. The numbers assume that the Fund earned an annual return of 5% over the periods shown, that the Fund's operating expenses remained the same, and that you redeem your shares at the end of the period.

You may use this hypothetical example to compare the Fund's expense history with other funds. Your actual costs may be higher or lower.

/1/Bankers Trust has agreed, for the 16-month period from the Fund's fiscal year end of December 31, 1998, to waive its fees and reimburse expenses so that total expenses will not exceed 0.16%.
/2/Based on expenses, after fee waivers and reimbursements for the first 16 months only.
Annual Fees and Expenses

                                            Percentage of Average
                                              Daily Net Assets
-----------------------------------------------------------------
Management Fees                                      0.15%
-----------------------------------------------------------------
Distribution and Service (12b-1) Fees                None
-----------------------------------------------------------------
Other Fund Operating Expenses                        0.12%
-----------------------------------------------------------------
Total Fund Operating Expenses                        0.27%
-----------------------------------------------------------------
Less: Fee Waivers or Expense Reimbursement          (0.11)%/1/
-----------------------------------------------------------------
Net Expenses                                         0.16%
-----------------------------------------------------------------

 Expense Example/2/

  1 year                 3 years                             5 years                             10 years
 ---------------------------------------------------------------------------------------------------------
  $16                      $74                                $142                                 $343


                                       5
                                       --

A detailed look

               at the Institutional Treasury Assets Fund

OBJECTIVE
The Institutional Treasury Assets Fund seeks a high level of current income consistent with liquidity and the preservation of capital.

While we give priority to earning income and maintaining the value of the Fund's principal at $1.00 per share, all money market instruments, including U.S. government obligations, can change in value when interest rates change.

The Fund's objective is not a fundamental policy. We must notify shareholders before we can change it, but we do not require their approval to do so.

STRATEGY
The Fund seeks to achieve its objective by investing only in:
 .U.S. Treasuries, including but not limited to Treasury bills, notes and bonds;
 .U.S. Government Obligations; and
 .repurchase agreements collateralized by such obligations.

Fund securities are valued in U.S. dollars and have remaining maturities of 397 days (about 13 months) or less at the time of purchase. The Fund may also invest in securities that have features that reduce their maturities to 397 days or less at the time of purchase.

PRINCIPAL INVESTMENTS
The Fund invests in U.S. Treasuries, including but not limited to Treasury bills, notes and bonds, U.S. Government Obligations and repurchase agreements collateralized by such obligations. The Fund may invest in securities paying a fixed, variable or floating interest rate. In a repurchase agreement, the Fund buys securities at one price with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price.

The Fund may invest in obligations with remaining maturities of 397 days or less at the time of purchase and the dollar-weighted average maturity of the Fund remains 90 days or less.

RISKS
Below we set forth some of the prominent risks associated with "government" money market mutual funds, and we detail our approaches to contain them. Although we attempt to assess the likelihood that these risks may actually occur and to limit them, we make no guarantee that we will succeed. If a security no longer meets the Fund's requirements, we will attempt to sell that security within a reasonable time, unless selling the security would not be in the Fund's best interest.

Primary Risks

Interest Rate Risk. Money market instruments, like all debt securities, face the risk that the securities will decline in value because of changes in interest rates. Generally, investments subject to interest rate risk will decrease in value when interest rates rise and increase when interest rates decline. To minimize such price fluctuations, the Fund adheres to the following practices:
 .We limit the dollar-weighted average maturity of the securities held by the Fund to 90 days or less. Generally, rates of short-term investments fluctuate less than longer-term bonds.
 .We primarily buy securities with remaining maturities of 13 months or less.

Market Risk. Although individual securities may outperform their market, the entire market may decline as a result of rising interest rates, regulatory developments or deteriorating economic conditions.

Security Selection Risk. While the Fund invests in short-term securities, which by nature are relatively stable investments, the risk remains that the securities we have selected will not perform as expected. This, in turn, could cause the Fund's returns to lag behind those of similar money market funds.

Repurchase Agreement Risk. A repurchase agreement exposes the Fund to the risk that the party that sells the securities defaults on its obligation to repurchase them. In this circumstance, the Fund can lose money because:
 .it cannot sell the securities at the agreed-upon time and price; or .the securities lose value before they can be sold.

The Fund seeks to reduce this risk by monitoring, under the supervision of the Board of Trustees, the creditworthiness of

                                       6
                                       --

                      A Detailed Look at the Institutional Treasury Assets Fund

the sellers with whom it enters into repurchase agreements. The Fund also monitors the value of the securities to ensure that they are at least equal to the total amount of the repurchase obligations, including interest and accrued interest.

Secondary Risks

Year 2000 Risk. As with most businesses, the Fund faces the risk that the computer systems of its Investment Adviser and other companies on which it relies for service or issuers in which it invests will not accommodate the changeover necessary from dates in the year 1999 to dates in the year 2000. These risks could adversely affect:
 .the issuers in which the Fund invests, which could impact the value of the Fund's investments;
 .our ability to service your Fund account, including our ability to meet your requests to buy and sell Fund shares; and
 .our ability to trade securities held by the Fund or to accurately price securities held by the Fund.

We are working both internally and with our business partners and service providers to address this problem. If we -- or our business partners, service providers, government agencies or other market participants -- do not succeed, it could materially affect shareholder services or the value of the Fund's shares.

MANAGEMENT OF THE FUND
Board of Trustees. The Fund's shareholders, voting in proportion to the number of shares each owns, elect a Board of Trustees, and the Trustees supervise all the Fund's activities on their behalf.

Investment Adviser. Under the supervision of the Board of Trustees, Bankers Trust Company, with headquarters at 130 Liberty Street, New York, NY 10006, acts as the Fund's Investment Adviser. As Investment Adviser, Bankers Trust makes the Fund's investment decisions and assumes responsibility for the securities the Fund owns. It buys and sells securities for the Fund and conducts the research that leads to the purchase and sale decisions. Bankers Trust received a fee of 0.15% of the Fund's average daily net assets for its services in the last fiscal year.

As of December 31, 1998, Bankers Trust was the eighth largest bank holding company in the United States, with total assets of approximately $156 billion. Bankers Trust is a worldwide merchant bank dedicated to servicing the needs of corporations, governments, financial institutions, and private clients through a global network of over 96 offices in more than 43 countries.

Bankers Trust's officers bring wide experience to managing the Fund. The firm's own record dates back to its founding as a trust company in 1903. It has invested retirement assets on behalf of the nation's largest corporations and institutions for more than 50 years. Today, the assets under its global management exceed $338 billion. The scope of the firm's capability is broad --
 it is a leader in both the active and passive quantitative investment disciplines and maintains a major presence in stock and bond markets worldwide.

On March 11, 1999, Bankers Trust announced that it had reached an agreement with the United States Attorney's Office in the Southern District of New York to resolve an investigation concerning inappropriate transfers of unclaimed funds and related record-keeping problems that occurred between 1994 and early 1996. Pursuant to its agreement with the U.S. Attorney's Office, Bankers Trust pleaded guilty to misstating entries in the bank's books and records and agreed to pay a $60 million fine to federal authorities. Separately, Bankers Trust agreed to pay a $3.5 million fine to the State of New York. The events leading up to the guilty pleas did not arise out of the investment advisory or mutual fund management activities of Bankers Trust or its affiliates.

As a result of the plea, absent an order from the SEC, Bankers Trust would not be able to continue to provide investment advisory services to the Fund. The SEC has granted a temporary order to permit Bankers Trust and its affiliates to continue to provide investment advisory services to registered investment companies. There is no assurance that the SEC will grant a permanent order.

Bankers Trust is a wholly owned subsidiary of Bankers Trust Corporation. On November 30, 1998, Bankers Trust Corporation entered into an Agreement and Plan of Merger with Deutsche Bank AG under which Bankers Trust Corporation would merge with and into a subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual funds, retail and commercial banking, investment banking and insurance. The transaction is contingent upon various regulatory approvals, and continuation of the Fund's advisory relationship with Bankers Trust thereafter is subject to the approval of Fund shareholders. If the transaction is approved and completed, Deutsche Bank AG, as Bankers Trust's new parent company, will control its operations as investment adviser. Bankers Trust believes that, under this new arrangement, the services provided to the Fund will be maintained at their current level.

                                       7
                                       --

A Detailed Look at the Institutional Treasury Assets Fund

Other Services. Bankers Trust provides administrative services -- such as portfolio accounting, legal services and others -- for the Fund. In addition, Bankers Trust performs the functions necessary to establish and maintain your account. Besides setting up the account and processing your purchase and sale orders, these functions include:
 .keeping accurate, up-to-date records for your individual Fund account; .implementing any changes you wish to make in your account information; .processing your requests for cash dividends and distributions from the Fund; .answering your questions on the Fund's investment performance or administration;
 .sending proxy reports and updated information about the Fund to you; and .collecting your executed proxies.

CALCULATING THE FUND'S SHARE PRICE

We calculate the price of the Fund's shares (also known as the "Net Asset Value" or "NAV") at 3:00 p.m. Eastern time each day the Fund is open for business. If the markets for the Fund's primary investments close early, the Fund will cease taking purchase orders at that time. In accordance with the standard formula for valuing mutual fund shares, we deduct all of the Fund's liabilities from the total value of its assets and divide the result by the number of shares outstanding.

The Fund uses the amortized cost method to account for any premiums or discounts above or below the face value of any securities it buys. This method writes down the premium -- or marks up the discount -- at a constant rate until maturity. It does not reflect daily fluctuations in market value. All cash receivables and current payments are valued at face value. Other assets are valued at fair value as determined in good faith by the Fund's Board. The Fund's Net Asset Value will normally be $1.00 a share.

DIVIDENDS AND DISTRIBUTIONS
The Fund declares dividends from its net income daily and pays the dividends on a monthly basis.
-------------------------------------------------------------------------------
The Fund is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), July 4th, Labor Day (the first Monday in September), Columbus Day (the second Monday in October), Veterans' Day (November 11), Thanksgiving Day (the fourth Thursday in November) and Christmas Day. The markets for the Fund's primary investments may close early on the business day before each of these holidays. They may also close early on the day after Thanksgiving and the day before Christmas Eve.

The Fund reserves the right to include in the daily dividend any short-term capital gains on securities that it sells. Also, the Fund will normally declare and pay annually any long-term capital gains as well as any short-term capital gains that it did not distribute during the year.

We automatically reinvest all dividends and capital gains, if any, unless you tell us otherwise.

TAX CONSIDERATIONS
The Fund does not ordinarily pay income taxes. You and other shareholders pay taxes on the income or capital gains from the Fund's holdings. Your taxes will vary from year to year, based on the amount of capital gain distributions and dividends paid out by the Fund. You owe the taxes whether you receive cash or choose to have distributions and dividends reinvested. Distributions and dividends usually create the following tax liability:

Transaction                            Tax Status
------------------------------------------------------
Income dividends                       Ordinary income
Short-term capital gain distributions  Ordinary income
Long-term capital gain distributions   Capital gains

Every year the Fund will send you information on the distributions for the previous year.

The tax considerations for tax deferred accounts or nontaxable entities are different.

Because each investor's tax circumstances are unique and because the tax laws are subject to change, we recommend that you consult your tax advisor about your investment.

BUYING AND SELLING FUND SHARES
It is expected that the majority of investors in the Fund will issue standing orders, effective each day on which the Fund is open, to "sweep" into the Fund cash balances remaining in accounts at Bankers Trust.

Three copies of a Subscription Agreement for use in subscribing to purchase shares of the Fund accompany delivery of this Memorandum to prospective investors. In order to purchase shares of the Fund, a prospective investor must satisfactorily complete, execute and deliver each copy of the Subscription Agreement to Bankers Trust Company, 130 Liberty Street, New York, New York 10006, and the purchase must be accepted by the Fund's Placement Agent, ICC Distributors, Inc.


                                       8
                                       --

                      A Detailed Look at the Institutional Treasury Assets Fund

Important Information About Buying and Selling Shares

 .After an order is placed for your account, we buy or sell your shares at the next price calculated on a day the Fund is open for business.
 .We do not pay dividends on shares the day they are sold.
 .We remit proceeds from the sale of shares in U.S. dollars (unless the redemption is so large that it is made "in-kind").
 .We do not issue share certificates.

 .We reserve the right to reject any purchase order.
 .Because Bankers Trust is the Fund's Custodian and Transfer Agent, funds may be transferred directly between the Fund and a customer account held with Bankers Trust without incurring the additional costs or delays associated with a wire transfer.

                                       9
                                       --

A Detailed Look at the Institutional Treasury Assets Fund

The table below provides a picture of the Fund's financial performance since inception. The information selected reflects financial results for a single Fund share. The total returns in the table represent the rates of return that an investor would have earned on an investment in the Fund, assuming reinvestment of all dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is included in the Fund's annual report. The annual report is available free of charge by calling the BT Service Center at 1-800-368-4031.

Financial Highlights

                                                               For the period
                                          For the year ended Dec. 1, 1997/1/ to
                                          December 31, 1998    Dec. 31, 1997
-------------------------------------------------------------------------------
Per Share Operating Performance:
Net Asset Value, Beginning of Period           $   1.00           $  1.00
-------------------------------------------------------------------------------
Income from Investment Operations
Net Investment Income                              0.05            0.0046
-------------------------------------------------------------------------------
Net Realized Gain from Investment
 Transactions                                      0.00/2/           0.00/2/
-------------------------------------------------------------------------------
Total from Investment Operations                   0.05            0.0046
-------------------------------------------------------------------------------
Distributions to Shareholders
Net Investment Income                             (0.05)          (0.0046)
-------------------------------------------------------------------------------
Net Asset Value, End of Period                 $   1.00           $  1.00
-------------------------------------------------------------------------------
Total Investment Return for Period                 5.33%             0.46%
-------------------------------------------------------------------------------
Supplemental Data and Ratios:
Net Assets, End of Period (000s omitted)       $488,226           $94,386
-------------------------------------------------------------------------------
Ratios to Average Net Assets:
Net Investment Income                              5.24%            5.43%/3/
-------------------------------------------------------------------------------
Expenses                                           0.16%            0.16%/3/
Decrease Reflected in Above Expense
 Ratio
 Due to Absorption of Expenses by
 Bankers Trust                                     0.11%            0.81%/3/
-------------------------------------------------------------------------------

/1/The Fund's inception date.
/2/Less than $0.01 per share.
/3/Annualized.

                                      10
                                       --

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

[LOGO OF BANKERS TRUST APPEARS HERE]

--                                                                         --

 Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders.

 You can find more detailed information about the Fund in the current Confidential Statement of Additional Information, dated April 30, 1999, which we have filed electronically with the Securities and Exchange Commission (SEC) and which is incorporated by reference. To receive your free copy of the Confidential Statement of Additional Information, the annual or semi-annual report, or if you have questions about investing in the Fund, write to us at:

                    BT Service Center
                    P.O. Box 419210
                    Kansas City, MO
 or call our toll-free number:
                    1-800-368-4031

 You can find reports and other information about the Fund on the SEC website (http://www.sec.gov), or you can get copies of this information, after payment of a duplicating fee, by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-6009. Information about the
 Fund, including its Statement of Additional Information, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. For information on the Public Reference Room, call the SEC at 1-800-SEC-0330.
--
                                                                           --

Institutional Treasury Assets Fund

BT Institutional Funds                                   811-6071

Placement Agent:

ICC Distributors, Inc.

Two Portland Square

Portland, ME 04101

                          DO NOT COPY OR CIRCULATE

   Investor  __________________________________________           Copy #_____

                                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION

                                                                  April 30, 1999
BT Institutional Funds
 .  Institutional Treasury Assets Fund

BT Institutional Funds (the "Trust") is an open-end management investment company that offers investors a selection of investment portfolios, each having
distinct investment objectives and policies.   This Confidential Statement of
Additional Information ("SAI") relates to the Institutional Treasury Assets Fund (the "Fund").

Shares of the Fund are sold by ICC Distributors, Inc. ("ICC Distributors"), the Trust's Distributor (and the Fund's Placement Agent), primarily to clients and customers of Bankers Trust Company ("Bankers Trust"). Bankers Trust serves as the Fund's investment adviser (the "Adviser").

THE SECURITIES DESCRIBED IN THIS SAI ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL SAI. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) ACCREDITED INVESTORS AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT AND
(2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS. NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS SAI HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.



INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.

The Fund's Confidential Private Offering Memorandum, which may be amended from time to time, is dated April 30, 1999. The Confidential Private Offering Memorandum provides the basic information investors should know before investing, and may be obtained without charge by calling the Fund at 1-800-368-4031. This SAI, which is not a Confidential Private Offering Memorandum, is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Confidential Private Offering Memorandum. Capitalized terms not otherwise defined in this Confidential Statement of Additional Information have the meanings accorded to them in the Fund's Confidential Private Offering Memorandum.

The Fund's audited Annual Report dated December 31, 1998, which either accompanies this SAI or has previously been provided to the investor to whom this SAI is being sent, is incorporated herein by reference.

Copies of the Annual Report and information regarding the Fund's current performance may be obtained by writing or telephoning: Bankers Trust, 130 Liberty Street, One Bankers Trust Plaza, New York, New York 10006, 1-800-368-4031.

                      Investment Adviser and Administrator

                             BANKERS TRUST COMPANY

                                Placement Agent

                             ICC DISTRIBUTORS, INC.
                              Two Portland Square
                             Portland, Maine  04101
                                1-800-368-4031

                   TABLE OF CONTENTS
                                                  PAGE
                                                  ----


INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS     4
 Investment Objective                               4
 Investment Policies                                4
 Investment Restrictions                            5
 Fund Turnover                                      7
 Fund Transactions                                  7
NET ASSET VALUE                                     8
PURCHASE AND REDEMPTION INFORMATION                 8
MANAGEMENT OF THE TRUST AND FUND                    9
 Trustees of the Trust                              9
 Officers of the Trust                              9
 Administrator                                     12
 Custodian and Transfer Agent                      12
 Use of Name                                       12
 Banking Regulatory Matters                        13
 Counsel and Independent Accountants               13
ORGANIZATION OF THE TRUST                          13
TAXES                                              14
PERFORMANCE INFORMATION                            15
FINANCIAL STATEMENTS                               15
APPENDIX                                           16
Description of Securities Ratings                  16

                INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

                              Investment Objective

The Fund seeks a high level of current income consistent with liquidity and the preservation of capital. The Fund will attempt to achieve its investment objectives by investing only in (a) Treasuries, including but not limited to Treasury bills, notes and bonds, (b) U.S. Government Obligations and (c) repurchase agreements collateralized by such obligations. There can, of course, be no assurance that the Fund will achieve its investment objective.

                              Investment Policies

The following is a discussion of the various investments of and techniques employed by the Fund.

U.S. Government Obligations. The Fund may invest in obligations issued or guaranteed by the U.S. Treasury ("U.S. Treasuries"), including but not limited to Treasury bills, notes and bonds; obligations issued or guaranteed as to the payment of principal and interest by the U.S. government or its agencies, authorities or instrumentalities ("U.S. Government Obligations"); and repurchase agreements collateralized by such obligations. Obligations of certain agencies and instrumentalites of the U.S. government such as short-term obligations of the Government National Mortgage Association, are supported by the "full faith and credit" of the U.S. government; others, such as those of the Export-Import Bank of the U.S., are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by thc credit of the instrumentality. Other examples of the types of U.S. Government Obligations that the Fund may hold include, but are not limited to, the obligations of the Federal Housing Administration, Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Immediate Credit Banks, Federal Land Banks and Maritime Administration. While U.S. Government Obligations are guaranteed by the U.S. government as to the timely payment of principal and interest, the market value of such obligations is not guaranteed and may rise and fall in response to changes in interest rates. The shares of the Fund are not guaranteed or insured by the U.S. government.

Repurchase Agreements. The Fund may engage in repurchase agreement transactions with banks and governmental securities dealers approved by the Trust's Board of Trustees. Under the terms of a typical repurchase agreement, the Fund would acquire underlying U.S. Government Obligations regardless of any remaining maturity for a relatively short period (usually not more than one week), subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time, thereby determining the yield during the Fund's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund's holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateralized securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert these rights. Bankers Trust, acting under the supervision of the Board of Trustees of the Fund, reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that the value is maintained at the required level.

Reverse Repurchase Agreements. The Fund may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage, by among other things, agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a

"reverse repurchase agreement"). At the time the Fund enters into a reverse repurchase agreement it segregates cash, U.S. Government Obligations or other high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Fund.

When-Issued and Delayed-Delivery Securities. To secure prices deemed advantageous at a particular time, the Fund may purchase securities on a when-issued or delayed-delivery basis, in which case delivery of the securities occurs beyond the normal settlement period; payment for or delivery of the securities would be made prior to the reciprocal delivery or payment by the other party to the transaction. The Fund will enter into when-issued or delayed-delivery transactions for the purpose of acquiring securities and not for the purpose of leverage. When-issued securities purchased by the Fund may include securities purchased on a "when, as, and if issued" basis under which the issuance of the securities depends on the occurrence of a subsequent event.

Securities purchased on a when-issued or delayed-delivery basis may expose the Fund to risk because the securities may experience fluctuations in value prior to their actual delivery. The Fund does not accrue income with respect to a when-issued or delayed-delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Upon purchasing a security on a when-issued or delayed-delivery basis, the Fund will segregate cash or liquid securities in an amount at least equal to the when-issued or delayed-delivery commitment.

Quality and Maturity of the Fund's Securities. The Fund will maintain a dollar-weighted average maturity of 90 days or less. All securities in which the Fund invests will have, or be deemed to have, remaining maturities of 397 days or less on the date of their purchase and will be denominated in U.S. dollars. Bankers Trust, acting under the supervision of and procedures adopted by the Board of Trustees of the Fund, will also determine that all securities purchased by the Fund present minimal credit risks. Bankers Trust will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. High-quality, short-term instruments may result in a lower yield than instruments with a lower quality or longer term.

Additional Risk Factors

In addition to the risks discussed above, the Fund's investments may be subject to the following risk factors:

Rating Services. The ratings of Moody's and S&P represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Adviser also makes its own evaluation of these securities, subject to review by the Board of Trustees. After purchase by the Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither event would require the Fund to eliminate the obligation from its portfolio, but the Adviser will consider such an event in its determination of whether the Fund should continue to hold the obligation. A description of the ratings categories of Moody's and S&P is set forth in the Appendix to this SAI.


                            Investment Restrictions

The investment restrictions below have been adopted by the Trust with respect to the Fund, as fundamental policies. Under the Investment Company Act of 1940, as amended (the "1940 Act"), a "fundamental" policy may not be changed without the "vote of a majority of the outstanding voting securities" of the Fund, which is defined in the 1940 Act as the lesser of (a) 67% or more of the shares of the Fund present at a shareholder meeting of the Fund if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund. The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

As a matter of fundamental policy, the Fund may not:

1. Borrow money or mortgage or hypothecate assets of the Fund, except that in an amount not to exceed 5% of the current value of the Fund's total assets, it may borrow money as a temporary measure for extraordinary or emergency purposes and enter into reverse repurchase agreements or dollar roll transactions, and except that it may pledge, mortgage or hypothecate not more than 5% of such assets to secure such borrowings (it is intended that money would be borrowed only from banks or through reverse repurchase agreements and only either to accommodate redemption requests while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a private insurance company sponsored by the Investment Company Institute.

2. Underwrite securities issued by other persons except insofar as the Trust or the Fund may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in selling a portfolio security;

3. Make loans to other persons except (a) through the use of repurchase agreements, (b) making loans of portfolio securities or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

4. Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein, interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts), except that the Fund may hold and sell, for the Fund's portfolio, real estate acquired as a result of the Fund's ownership of securities;

5. Concentrate its investments in any particular industry (excluding Treasuries and U.S. Government Obligations); and

6. Issue any "senior security" (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

7. With respect to 75% of the Fund's (Portfolio's) total assets, invest more than 5% of its total assets in the securities of any one issuer (excluding cash and cash-equivalents, U.S. government securities and the securities of other investment companies) or own more than 10% of the voting securities of any issuer.

Notwithstanding the foregoing policies, the Fund has no present intention of engaging in transactions involving dollar rolls, futures and options contracts or loans of portfolio securities. The Fund will only engage in such transactions upon approval of the Board of Trustees and appropriate disclosure to investors.

Additional Restrictions.  The Fund will not invest more than an aggregate of 10%
-----------------------
of its net assets (taken at current value) in (i) securities that cannot be readily resold to the public because of legal or contractual restrictions or because there are no market quotations readily available or (ii) other "illiquid" securities (including time deposits and repurchase agreements maturing in more than seven calendar days); provided, however, that nothing in this investment restriction shall prevent the Trust from investing all or part of the Fund's assets in an open-end management investment company with the same investment objectives as the Fund.

                                 Fund Turnover

The Fund may attempt to increase yield by trading to take advantage of short-term market variations, which results in higher portfolio turnover. However, this policy does not result in higher brokerage commissions to the Fund as the purchases and sales of portfolio securities are usually effected as principal transactions. The Fund's turnover rate is not expected to have a material effect on their income and have been and is expected to be zero for regulatory reporting purposes.

                               Fund Transactions

Decisions to buy and sell securities and other financial instruments for the Fund are made by Bankers Trust, which also is responsible for placing these transactions, subject to the overall review of the Trust's Board of Trustees. Although investment requirements for the Fund are reviewed independently from those of the other accounts managed by Bankers Trust, investments of the type the Fund may make may also be made by these other accounts. When the Fund and one or more other accounts managed by Bankers Trust are prepared to invest in, or desire to dispose of the same security or other financial instrument, available investments or opportunities for sales will be allocated in a manner believed by Bankers Trust to be equitable to each. In some cases, this procedure may affect adversely the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.

Purchases and sales of securities on behalf of the Fund will be principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. The cost of securities purchased from underwriters includes an underwriting commission or concession and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. U.S. Government Obligations are generally purchased from underwriters or dealers, although certain newly issued U.S. Government Obligations may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality.

Over-the-counter purchases and sales are transacted directly with principal market makers except in those cases in which better prices and executions may be obtained elsewhere. Principal transactions are not entered into with persons affiliated with the Fund except pursuant to exemptive rules or orders adopted by the SEC. Under rules adopted by the SEC, broker-dealers may not execute transactions on the floor of any national securities exchange for the accounts of affiliated persons, but may effect transactions by transmitting orders for execution.

In selecting dealers to execute portfolio transactions on behalf of the Fund, Bankers Trust seeks the best overall terms available. In assessing the best overall terms available for any transaction, Bankers Trust will consider the factors it deems relevant, including the breadth of the market in the investment, the price of the investment and the financial condition and execution capability of the dealer for the specific transaction and on a continuing basis. In addition, Bankers Trust is authorized, in selecting parties to execute a particular transaction and in evaluating the best overall terms available, to consider the "brokerage services," but not "research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund.

                                NET ASSET VALUE

The Confidential Private Offering Memorandum discusses the time at which the NAV per share of the Fund is determined for purposes of sales and redemptions.

The valuation of the Fund's securities is based on their amortized cost, which does not take into account unrealized capital gains or losses. Amortized cost valuation involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, generally without regard to the impact of fluctuating Interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

The Fund's use of the amortized cost method of valuing its securities is permitted by a rule adopted by the SEC. Under this rule, the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less (as determined under the rule), and invest only in securities determined by or under the supervision of the Trust's Board of Trustees to present minimal credit risks.

Pursuant to the rule, the Trust's Board of Trustees also has established procedures designed to allow investors in the Fund to establish, to the extent reasonably possible, the investors' price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the Fund's holdings by the Trust's Board of Trustees, at such intervals as it deems appropriate, to determine whether the value of the Fund's assets calculated by using available market quotations or market equivalents deviates from such valuation based on amortized cost.

The rule also provides that the extent of any deviation between the value of the Fund's assets based on available market quotations or market equivalents and such valuation based on amortized cost must be examined by the Trust's Board of Trustees. In the event the Trust's Board of Trustees determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, pursuant to the rule, the Trust's Board of Trustees must cause the Fund to take such corrective action as the Board of Trustees regards as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or valuing the Fund's assets by using available market quotations.

                      PURCHASE AND REDEMPTION INFORMATION

The Trust may suspend the right of redemption or postpone the date of payment for shares of the Fund during any period when: (a) trading in the Fund's primary markets is restricted by applicable rules and regulations of the SEC; (b) the Fund's primary markets are closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.

Under the terms of a Placement Agent Agreement, ICC Distributors acts as Placement Agent on a `"best efforts" basis with respect to the sale of shares of the Fund. In addition to ICC Distributors' duties as Placement Agent, ICC Distributors may, in its discretion, perform additional functions in connection with transactions in the shares of the Fund.

                        MANAGEMENT OF THE TRUST AND FUND

The Trust and the Fund are governed by a Board of Trustees which is responsible for protecting the interests of investors. By virtue of the responsibilities assumed by Bankers Trust, the administrator of the Trust and the Fund, neither the Trust nor the Fund require employees other than its executive officers.
None of the executive officers of the Trust or the Fund devotes full time to the affairs of the Trust or the Fund.

A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Fund, as the case may be, have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that some of the same individuals are Trustees of the Trust and the Fund, up to and including creating separate boards of trustees.

Each Board of Trustees is composed of persons experienced in financial matters who meet throughout the year to oversee the activities of the Fund or Fund they represent. In addition, the Trustees review contractual arrangements with companies that provide services to the Fund/Trust and review the Fund's performance.

The Trustees and officers of the Trust and the Fund, their birthdates, and their principal occupations during the past five years are set forth below. Their titles may have varied during that period.

                             Trustees of the Trust

CHARLES P. BIGGAR (birthdate: October 13, 1930) -- Trustee; Retired; formerly Vice President of International Business Machines ("IBM") and President of the National Services and the Field Engineering Divisions of IBM. His address is 12 Hitching Post Lane, Chappaqua, New York 10514.

RICHARD J. HERRING (birthdate: February 18, 1946) -- Trustee; Vice Dean and Director, Wharton Undergraduate Division, Professor, Finance Department, The Wharton School, University of Pennsylvania. His address is The Wharton School, University of Pennsylvania, Finance Department, 3303 Steinberg Hall/Dietrich Hall, Philadelphia, Pennsylvania 19104.

BRUCE E. LANGTON (birthdate: May 10, 1931) -- Trustee; Retired; Director, Adela Investment Co. and University Patents, Inc.; formerly Assistant Treasurer of IBM Corporation (until 1986). His address is 99 Jordan Lane, Stamford, Connecticut 06903.

                             Officers of the Trust

Unless otherwise specified, each officer listed below holds the same position with the Trust and the Fund.

JOHN Y. KEFFER (birthdate: July 14, 1942) -- President and Chief Executive Officer; President, Forum Financial Group. His address is 2 Portland Square, Portland, Maine 04101.

JOSEPH A. FINELLI (birthdate: January 24, 1957) -- Treasurer; Vice President, BT Alex. Brown Incorporated and Vice President, Investment Company Capital Corp. (registered investment adviser), September 1995 to present; formerly, Vice President and Treasurer, The Delaware Group of Funds (registered investment companies) and Vice President, Delaware Management Company Inc. (investments), 1980 to August 1995. His address is One South Street, Baltimore, Maryland 21202.

DANIEL O. HIRSCH (birthdate: March 27, 1954) -- Secretary; Principal, BT Alex. Brown since July 1998; Assistant General Counsel in the Office of the General Counsel at the United States Securities and Exchange Commission from 1993 to 1998. His address is One South Street, Baltimore, Maryland 21202.

Messrs. Keffer, Finelli and Hirsch also hold similar positions for other investment companies for which ICC Distributors, or an affiliate serves as the principal underwriter.

No person who is an officer or director of Bankers Trust is an officer or Trustee of the Trust or the Fund. No director, officer or employee of ICC Distributors or any of its affiliates will receive any compensation from the Trust or the Fund for serving as an officer or Trustee of the Trust or the Fund.


                               Compensation Table



                               Aggregate     Total Compensation
Name of Person,                Compensation  from Fund Complex
Position                       from Trust*   Paid to Trustees**

Charles P. Biggar, Trustee        $265             $36,250

Richard J. Herring, Trustee       $875             $35,000

Bruce E. Langton, Trustee         $  0             $35,000


* Information is furnished for the Trust's most recent fiscal year ended December 31, 1998.

** Aggregated information is furnished for the BT Family of Funds, which consists of the following: BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, BT Advisor Funds, BT Investment Portfolios, Cash Management Portfolio, Treasury Money Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, International Equity Portfolio, Intermediate Tax Free Portfolio, Asset Management Portfolio, Equity 500 Index Portfolio, and Capital Appreciation Portfolio. The compensation provided is for the calendar year ended December 31, 1998.

As of March 31, 1999, the Trustees and officers of the Trust and the Funds owned in the aggregate less than 1% of the shares of any Fund or the Trust (all series taken together).

As of March 31, 1999, the following shareholders of record owned 5% or more of the outstanding shares of the Fund: Not applicable

                               Investment Adviser

Under the terms of an Advisory Agreement between the Fund and Bankers Trust, Bankers Trust manages the Fund subject to the supervision and direction of the Board of Trustees of the Fund. Bankers Trust Company, a New York banking corporation with principal offices at 130 Liberty Street, (One Bankers Trust Plaza), New York, New York 10006, is a wholly owned subsidiary of Bankers Trust New York Corporation. Bankers Trust conducts a variety of general banking and trust activities and is a major wholesale supplier of financial services to the international and domestic institutional market. As of December 31, 1998, Bankers Trust Corporation was the eighth largest bank holding company in the United States with total assets of over $156 billion. The scope of Bankers Trust's investment management capability is unique due to its leadership positions in both active and passive quantitative management and its presence in major equity and fixed income markets around the world. Bankers Trust is one of the nation's largest and most experienced investment managers with over $338 billion in assets under management globally.

Bankers Trust has more than 50 years of experience managing retirement assets for the nation's largest corporations and institutions. In the past, these clients have been serviced through separate account and commingled fund structures. Now, the BT Family of Funds brings Bankers Trust's extensive investment management expertise -- once available to only the largest institutions in the U.S. -- to individual investors. Bankers Trust's officers have had extensive experience in managing investment portfolios having objectives similar to those of the Fund.

Bankers Trust, subject to the supervision and direction of the Board of Trustees of the Fund, manages the Fund in accordance with the Fund's investment objective and stated investment policies, makes investment decisions for the Fund, places orders to purchase and sell securities and other financial instruments on behalf of the Fund and employs professional investment managers and securities analysts who provide research services to the Fund. Bankers Trust may utilize the expertise of any of its world wide subsidiaries and affiliates to assist it in its role as investment adviser. All orders for investment transactions on behalf of the Fund are placed by the Adviser with broker-dealers and other financial intermediaries that it selects, including those affiliated with Bankers Trust. A Bankers Trust affiliate will be used in connection with a purchase or sale of an investment for the Fund only if Bankers Trust believes that the affiliate's charge for the transaction does not exceed usual and customary levels. The Fund will not invest in obligations for which Bankers Trust or any of its affiliates is the ultimate obligor or accepting bank. The Fund may, however, invest in the obligations of correspondents and customers of Bankers Trust.

Under the terms of an investment advisory agreement between the Fund and Bankers Trust (the "Advisory Agreement"), Bankers Trust manages the Fund subject to the supervision and direction of the Board of Trustees. Bankers Trust will: (i) act in strict conformity with the Fund's Declaration of Trust, the 1940 Act and the Investment Advisers Act of 1940, as the same may from time to time be amended;
(ii) manage the Fund in accordance with the Fund's investment objectives, restrictions and policies as stated in the Prospectus and herein; (iii) make investment decisions for the Fund; and (iv) place purchase and sale orders for securities and other financial instruments on behalf of the Fund.

Bankers Trust bears all expenses in connection with the performance of services under the Advisory Agreement. The Trust and the Fund bear certain other expenses incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust or the Fund who are not officers, directors or employees of Bankers Trust, ICC Distributors or any of their affiliates; SEC fees and state Blue Sky qualification fees; administrative and services fees; certain insurance premiums; outside auditing and legal expenses; costs of maintenance of corporate existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of shareholders, officers and Trustees of the Trust or the Fund; and any extraordinary expenses.

Under the Advisory Agreement, Bankers Trust receives a fee from the Fund, computed daily and paid monthly, at the annual rate of 0.15% the average daily net assets of the Fund. For the fiscal periods ended December 31, 1998 and 1997, Bankers Trust earned $646,253 and $12,032, respectively, as compensation for investment advisory services provided to the Fund. During the same periods, Bankers Trust reimbursed $483,425 and $52,277, respectively, to the Fund to cover expenses.

Bankers Trust may have deposit, loan and other commercial banking relationships with the issuers of obligations which may be purchased on behalf of the Fund, including outstanding loans to such issuers which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. Bankers Trust has informed the Fund that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Fund, Bankers Trust will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Fund is a customer of Bankers Trust, its parent or its subsidiaries or affiliates. Also, in dealing with its customers, Bankers Trust, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by Bankers Trust or any such affiliate.



                                 Administrator

Under the administration and services agreements, Bankers Trust is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust reasonably deems necessary for the proper administration of the Trust. Bankers Trust will generally assist in all aspects of the Fund's operations; supply and maintain office facilities (which may be in Bankers Trust's own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents of the Trust), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to shareholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities, if applicable; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with the Trust's Declaration of Trust, by-laws, investment objectives and policies and with applicable federal and state securities laws; arrange for appropriate insurance coverage; calculate the NAV, net income and realized capital gains or losses of the Trust; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others retained to supply services.




For the fiscal periods ending December 31, 1998 and December 31, 1997 Bankers Trust earned $430,835 and $8,021, respectively, in compensation for administrative and other services provided to the Fund.

                          Custodian and Transfer Agent

Bankers Trust, 130 Liberty Street (One Bankers Trust Plaza), New York, New York 10006, serves as custodian and transfer agent for the Trust and as custodian for the Fund pursuant to the Administration and Services Agreements discussed above. As custodian, Bankers Trust holds the Fund's and the Fund's assets. For such services, Bankers Trust receives monthly fees from the Fund and Fund, which are included in the administrative services fees discussed above. As transfer agent for the Trust, Bankers Trust maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Trust and causes to be distributed any dividends and distributions payable by the Trust. Bankers Trust is also reimbursed by the Fund for its out-of-pocket expenses. Bankers Trust will comply with the self-custodian provisions of Rule 17f-2 under the 1940 Act.

                                  Use of Name

The Trust and Bankers Trust have agreed that the Trust may use "BT" as part of its name for so long as Bankers Trust serves as investment adviser. The Trust has acknowledged that the term "BT" is used by and is a property right of certain subsidiaries of Bankers Trust and that those subsidiaries and/or Bankers Trust may at any time permit others to use that term.

The Trust may be required, on 60 days' notice from Bankers Trust at any time, to abandon use of the acronym "BT" as part of its name. If this were to occur, the Trustees would select an appropriate new name for the Trust, but there would be no other material effect on the Trust, its shareholders or activities.

                           Banking Regulatory Matters

Bankers Trust has been advised by its counsel that in its opinion Bankers Trust may perform the services for the Fund contemplated by the Advisory Agreement and other activities for the Trust described in the Confidential Private Offering Memorandum and this SAI without violation of the Glass-Steagall Act or other applicable banking laws or regulations. However, counsel has pointed out that future changes in either Federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as future judicial or administrative decisions or interpretations of present and future statutes and regulations, might prevent Bankers Trust from continuing to perform those services for the Trust. If the circumstances described above should change, the Trust's Board of Trustees would review the Trust's relationship with Bankers Trust and consider taking all actions necessary in the circumstances.

                      Counsel and Independent Accountants

Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, serves as Counsel to the Trust and from time to time provides certain legal services to Bankers Trust. PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland 21201 has been selected as Independent Accountants for the Trust.

                           ORGANIZATION OF THE TRUST

BT Institutional Funds was organized on March 26, 1990 under the laws of the Commonwealth of Massachusetts. The Fund is a separate series of the Trust. The Trust offers shares of beneficial interest of separate series, par value $0.001 per share. The shares of the other series of the Trust are offered through separate prospectuses and statements of additional information. The shares of each series participate equally in the earnings, dividends and assets of the particular series. The Trust may create and issue additional series of shares. Each Trust's Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in a series. Each share represents an equal proportionate interest in a series with each other share. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each share held. No series of shares has any preference over any other series.




The Trust is an entity commonly known as a "Massachusetts business trust." Massachusetts law provides that shareholders could under certain circumstances be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of this disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or a Trustee. The Declaration of Trust provides for indemnification from the Trust's property for all losses and expenses of any shareholder held personally liable for the obligations of the Trust. Thus, the risk of shareholders incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations, a possibility that the Trust believes is remote. Upon payment of any liability incurred by the Trust, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Trust. The Trustees intend to conduct the operations of the Trust in a manner so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Trust.

The Trust is not required to hold annual meetings of shareholders but will hold special meetings of shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote. Shareholders have under certain circumstances the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees without a meeting. When matters are submitted for shareholder vote, shareholders of the Fund will have one vote for each full share held and proportionate, fractional votes for fractional shares held. A separate vote of the Fund is required on any matter affecting the Fund on which shareholders are entitled to vote. Shareholders generally vote by Fund, except with respect to the election of Trustees and the ratification of the selection of independent accountants. Shareholders of the Fund are not entitled to vote on Trust matters that do not affect the Fund. There normally will be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Any Trustee may be removed from office upon the vote of shareholders holding at least two-thirds of the Trust's outstanding shares at a meeting called for that purpose. The Trustees are required to call such a meeting upon the written request of shareholders holding at least 10% of the Trust's outstanding shares.

Shares of the Trust do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of Trustees can elect all Trustees. Shares are transferable but have no preemptive, conversion or subscription rights. Upon liquidation of the Fund, shareholders of that Fund would be entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.



                                     TAXES

The following is only a summary of certain tax considerations generally affecting the Fund and its shareholders, and is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisers with specific reference to their own tax situations.

The Trust intends that the Fund qualify as a separate regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). Provided that the Fund is a regulated investment company, the Fund will not be liable for Federal income taxes to the extent all of its taxable net investment income and net realized long and short-term capital gains, if any, are distributed to its shareholders. Although the Trust expects the Fund to be relieved of all or substantially all Federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which they are otherwise deemed to be conducting business, that portion of the Fund's income which is treated as earned in any such state or locality could be subject to state and local tax. Any such taxes paid by the Fund would reduce the amount of income and gains available for distribution to its shareholders.

While the Fund does not expect to realize net long-term capital gains, any such gains realized will be distributed annually. Such distributions ("capital gain dividends"), if any, will be taxable to non tax-exempt shareholders as long-term capital gains, regardless of how long a shareholder has held Fund shares.

The Fund is designed to provide investors with liquidity and current income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital gains, maximum income or maximum tax-exempt income irrespective of fluctuations in principal.

                            PERFORMANCE INFORMATION

The "effective yield" of the Fund is an annualized "yield" based on a compounding of the unannualized base period return. These yields are each computed in accordance with a standard method prescribed by the rules of the SEC, by first determining the "net change in account value" for a hypothetical account having a share balance of one share at the beginning of a seven-day period (the "beginning account value"). The net change in account value equals the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares. The unannualized "base period return" equals the net change in account value divided by the beginning account value. Realized gains or losses or changes in unrealized appreciation or depreciation are not taken into account in determining the net change in account value.

The yields are then calculated as follows:

     Base Period Return       =        Net Change in Account Value
                                       ---------------------------
                                       Beginning Account Value

     Current Yield            =        Base Period Return x 365/7

     Effective Yield          =        [(1 + Base Period Return)365/7] - 1

The Fund's yield for the seven days ended December 31, 1998 was 4.74%.

                              FINANCIAL STATEMENTS

The financial statements for the Fund for the year ended December 31, 1998 are incorporated herein by reference to the Annual Report to shareholders for the Fund dated December 31, 1998. A copy of the Fund's Annual Report may be obtained without charge by contacting the Fund.

                                    APPENDIX

                       Description of Securities Ratings

Description of S&P commercial paper ratings:

Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+.

Description of Moody's commercial paper ratings:

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations.

Description of Fitch Investors Service's commercial paper ratings:

F1+ -- Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F1 -- Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issue.

Description of Duff & Phelps' commercial paper ratings:

Duff 1+ -- Highest certainty of timely payment. Short term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk free U.S. Treasury short term obligations.

Duff 1 -- Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

Description of Thomson Bank Watch Short-Term Ratings:

T-1 -- The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

T-2 -- The second-highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

T-3 -- The lowest investment-grade category; indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

T-4 -- The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

                      Investment Adviser and Administrator
                             BANKERS TRUST COMPANY

                        Distributor and Placement Agent
                             ICC DISTRIBUTORS, INC.

                          Custodian and Transfer Agent
                             BANKERS TRUST COMPANY

                            Independent Accountants
                           PRICEWATERHOUSECOOPERS LLP

                                    Counsel
                            WILLKIE FARR & GALLAGHER






                              ____________________

No person has been authorized to give any information or to make any representations other than those contained in the Fund's Confidential Private Offering Memorandum or its Confidential Statement of Additional Information in connection with the offering of the Fund's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. Neither the Fund's Confidential Private Offering Memorandum nor its Confidential Statement of Additional Information constitutes an offer in any state in which, or to any person to whom, such offer may not lawfully be made.

                              ____________________



PRODUCT CODE (4/99)

PART C OTHER INFORMATION

Item 23. Exhibits.

(a) Amended and Restated Declaration of Trust dated March 29, 1990; 1
    (i) Fifteenth Amended and Restated Establishment and Designation of Series dated December 9, 1998; 9
(b) By-Laws; 1
(c) Incorporated by reference to (b) above;
(d) Investment Advisory Agreement dated August 6, 1996; 2
    (i) Exhibit A to Investment Advisory Agreement dated August 6, 1996, as revised October 31, 1997; 3
(e) Distribution Agreement dated August 11, 1998; 3
    (i) Appendix A to Distribution Agreement dated August 11, 1998, as revised December 9, 1998; 9
    (ii) Exclusive Placement Agent Agreement dated September 30, 1996 on behalf of Institutional Daily Assets Fund; 10
    (iii) Exclusive Placement Agent Agreement dated October 31, 1997 on behalf of Institutional Treasury Assets Fund; 5
(f) Bonus or Profit Sharing Contracts -- Not applicable;
(g) Custodian Agreement dated July 1, 1996; 4
    (i) Amendment #1 to Exhibit A dated March 26, 1997 of the Custodian Agreement; 4
    (ii)   Amendment #2 to Exhibit A dated October 8, 1997 of Custodian
           Agreement; 5
    (iii) Amendment #3 to Exhibit A dated October 31, 1997 of Custodian Agreement; 5
    (iv)   Cash Services Addendum dated December 18, 1998 to Custodian
           Agreement; 6
    (v)    Amendment #4 to Exhibit A dated December 9, 1998 of Custodian
           Agreement; 9
    (vi) Custodian Agreement dated September 10, 1996 on behalf of Institutional Daily Assets Fund; 4
(h) Administration and Services Agreement dated Oct. 28, 1992; 1
    (i) Exhibit D dated December 9, 1998 to the Administration and Services Agreement; 9
    (ii) Expense Limitation Agreement dated September 30, 1998 on behalf of International Equity Fund, International Small Company Equity Fund and Global Emerging Markets Equity Fund; 8
    (iii) Expense Limitation Agreement dated December 31, 1998, on behalf of Institutional Cash Management, Institutional Cash Reserves, Institutional Treasury Money, Equity 500 Index, Institutional Liquid Assets, and Institutional Treasury Assets Funds; 11
(i) Legal Opinion - Not applicable;
(j) Consent of Independent Accountants - filed herewith
(k) Omitted Financial Statements - Not applicable;
(l) (i) Investment representation letter of initial shareholder of Equity 500 Index Fund; 7
    (ii) Investment representation letter of initial shareholder of Institutional Liquid Assets Fund; 1
    (iii) Investment representation letter of initial shareholder of Institutional Daily Assets Fund; 2
(m) Rule 12b-1 Plans - Not Applicable;
(n) Financial Data Schedule  filed herewith;
(o) Multiple Class Expense Allocation Plan Adopted Pursuant to Rule 18f-3 dated March 26, 1997; 4

--------------------
1. Incorporated by reference to Post-Effective Amendment No. 14 to the Registration Statement as filed with the Commission on July 5, 1995.
2. Incorporated by reference to Amendment No. 21 to the Registration Statement as filed with the Commission on September 24, 1996.
3. Incorporated by reference to Post-Effective Amendment No. 24 to the Registration Statement as filed with the Commission on November 24, 1998.
4. Incorporated by reference to Post-Effective Amendment No. 20 to the Registration Statement as filed with the Commission on September 10, 1997.
5. Incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement as filed with the Commission on January 28, 1998.

6. Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on October 27, 1998.
7. Incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement as filed with the Commission on April 30, 1992.
8. Incorporated by reference to Post-Effective Amendment No. 26 to the Registration Statement as filed with the Commission on January 28, 1999.
9. Incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement as filed with the Commission on February 8, 1999.
10. Incorporated by reference to Post-Effective Amendment No. 19 to the Registration Statement as filed with the Commission on March 17, 1997.

11. Incorporated by reference to Post-Effective Amendment No. 29 to the Registration Statement as filed with the Commission on April 30, 1999.

Item 24. Persons Controlled by or under Common Control with Registrant.

None

Item 25. Indemnification.
Incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement as filed with the Commission on April 30, 1996.

Item 26. Business and Other Connections of Investment Adviser.

Bankers Trust serves as investment adviser to the Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust New York Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market.

To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers

Trust who are engaged in any other business, profession, vocation or employment of a substantial nature.

Lee A. Ault III, 62
Director, Bankers Trust and Bankers Trust Corporation since 1997; Private Investor; Former Chairman and Chief Executive Officer, Telecredit, Inc.; and Director, Equifax, Inc., Office Depot, Inc., Sunrise Medical Inc. and Pacific Crest Outward Bound School.

Neil R. Austrian, 59
Director, Bankers Trust and Bankers Trust Corporation since 1997; President and Chief Operating Officer, National Football League; Director, Rafac Technology and Office Depot, Inc.; and Trustee of Swarthmore College.

George B. Beitzel, 70
Director, Bankers Trust and Bankers Trust Corporation since 1977; Retired Senior Vice President and Director, International Business Machines Corporation; Director, Computer Task Group, Phillips Petroleum Company, and Staff Leasing; and Chairman Emeritus, Amherst College and Colonial Williamsburg Foundation.

Mark Bieler, 53
Executive Vice President, Bankers Trust Corporation since 1987; Managing Director, Bankers Trust since 1992; Executive Vice President, Bankers Trust 1987-1992; and Senior Vice President and head of the Human Resources Department since 1985.

Mary Cirillo, 51
Executive Vice President, Bankers Trust Corporation and Managing Director, Bankers Trust since June 1997. Ms. Cirillo formerly held many positions in her 20-year career at Citicorp, including division executive from 1989 to 1992; senior corporate officer for the business evaluation and corporate re-engineering unit from 1993 to 1994; and Senior Vice President of Global Finance Operations and Technology from 1994 to 1997. She is head of Bankers Trust's Global Institutional Services business.

Richard H. Daniel, 52
Vice Chairman and Chief Financial Officer (Principal Financial Officer), Bankers Trust Corporation and Bankers Trust since 1996; Vice Chairman, Bankers Trust Corporation since April 1997; Controller, Bankers Trust Corporation and Bankers Trust from 1996 to July 1998; Executive Vice President, Bankers Trust Corporation from 1996 to April 1997; Vice Chairman, Bankers Trust since September 1997; Managing Director, Bankers Trust from 1996 to September 1997. Mr. Daniel formerly held the positions of chief financial officer of Federal Home Loan Mortgage Corporation from 1994 to 1996, and executive vice president and director of financial analysis and planning at BankAmerica Corporation from 1987 to 1994.

Yves C. de Balmann, 52
Vice Chairman, Bankers Trust Corporation since April 1997; Senior Vice President, Bankers Trust Corporation from 1995 to 1997; Managing Director, Bankers Trust from 1988 to September 1997; and Co-Chairman and Co-Chief Executive Officer, BT Alex. Brown Incorporated.

Robert A. Ferguson, 53
Executive Vice President, Bankers Trust Corporation since April 1997; Senior Vice President, Bankers Trust Corporation from 1995 to 1997; Managing Director, Bankers Trust since 1985 and Bankers Trust Australia Limited since 1986.

Phillip A. Griffiths, 60
Director, Bankers Trust and Bankers Trust Corporation since 1994; Director, Institute for Advanced Study; Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engineering & the Institute of Medicine; Member, National Academy of Sciences, American Academy of Arts and Sciences and American Philosophical Society; Chairman and Member, Nominations Committee and Committee on Science and Engineering Indicators, National Science board; Trustee, North Carolina School of Science and Mathematics and the Woodward Academy; and Former Member of the board of directors, Research Triangle Institute.

Duncan P. Hennes, 42
Executive Vice President, Bankers Trust Corporation since September 1998; Treasurer, Bankers Trust Corporation and Bankers Trust since September 1998; Senior Vice President, Bankers Trust Corporation from 1990 to 1998; Managing Director, Bankers Trust since 1990. Mr. Hennes is head of Bankers Trust's Trading and Sales business and responsible for Treasury/Funding and Arbitrage.

William R. Howell, 63
Director, Bankers Trust and Bankers Trust Corporation since 1986; Chairman Emeritus, J.C. Penney Company, Inc.; Director, Exxon Corporation, Halliburton Company, Warner-Lambert Company, Williams, Inc., Central & South West Corp., and the National Retail Federation; and Chairman, Southern Methodist University Board of Trustees.

Vernon E. Jordan, Jr., 63
Director, Bankers Trust and Bankers Trust Corporation since 1972; Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP, Attorneys-at-law, Washington, D.C. and Dallas, Texas; Former President, National Urban League, Inc.; Director, American Express Company, Chancellor Media Corporation, Dow Jones, Inc., J.C. Penney Company, Inc., Revlon Group Incorporated, Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation; and Trustee, The Ford Foundation and Howard University.

Eugene A. Ludwig, 52
Vice Chairman, Bankers Trust Corporation and Bankers Trust since May 1998. Mr. Ludwig formerly held the positions of Comptroller of the Currency of the United States from 1993 to April 1998, Chairman of the Federal Financial Institutions Examination Council, Chairman of Neighborhood Housing Services, and director of the Federal Deposit Insurance Corporation. Mr. Ludwig is head of the Control Committee and Capital Commitment Committee and responsible for risk and control, legal, regulatory and other governmental issues central to implementing global strategies in securities underwriting, lending and related businesses. In addition, Mr. Ludwig is responsible for the Firm's corporate responsibility area.

Joseph A. Manganello, Jr., 63
Executive Vice President and Chief Credit Officer, Bankers Trust Corporation since 1988; Managing Director of Bankers Trust since 1992; and Chief Credit Officer of Bankers Trust since 1984; Executive Vice President of Bankers Trust 1982-1992; Department Head of the United States Department of Bankers Trust prior to 1984. He is in charge of the Credit Risk Management Department.

I. David Marshall, 52
Executive Vice President and Chief Information Officer of Bankers Trust Corporation and Managing Director and Chief Information Officer of Bankers Trust since October 1996. Mr. Marshall formerly held the positions of executive vice president and chief information officer of Canadian Imperial Bank of Commerce from June 1995 to October 1996; group executive for Information Systems & Operations and a member of the Executive Committee at Unitel Communications, Inc., the operating arm of AT&T in Canada from 1993 to 1995; and from 1977 to 1993 he served with the Canadian Government consecutively as assistant auditor general; assistant deputy minister, Information Technology for Revenue Canada and assistant deputy minister, Information Technology for Employment and Immigration Canada.

Hamish Maxwell, 72
Director of Bankers Trust and Bankers Trust Corporation since 1984; Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc.; Director, Sola International Inc., and Chairman, WPP Group plc.

Rodney A. McLauchlan, 45
Executive Vice President, Bankers Trust Corporation since April 1997; Senior Vice President, Bankers Trust Corporation from 1992 to April 1997; Managing Director, BT Alex. Brown since September 1997; Managing Director, BT Securities Corporation from 1995 to 1997; Managing Director, Bankers Trust from 1987 to 1995. As of 1998, he is Chairman of the Global Banking Group and is head of Bankers Trust's Latin American Investment Banking business. Mr. McLauchlan also chairs the Latin American and Asian Advisory Boards and the Client Committee.

Frank N. Newman, 56
Director, Bankers Trust and Bankers Trust Corporation since 1995; Chairman of the Board, Chief Executive Officer and President, Bankers Trust and Bankers Trust Corporation; Former Deputy Secretary, United States Treasury; Former Vice Chairman of the Board and Director, BankAmerica Corporation and Bank of America NT&SA; Director, Dow Jones, Inc.; Trustee, Carnegie Hall; and Member, Board of Overseers, Joan & Sanford I Weill Medical College and Joan & Sanford I. Weill Graduate School of Medical Sciences of Cornell University.

N.J. Nicholas Jr., 59
Director of Bankers Trust and Bankers Trust Corporation since 1989; Investor; Former Co-chief Executive Officer of Time Warner Inc. Director, Boston Scientific Corporation, Priceline.com Inc. and Xerox Corporation.

Russell E. Palmer, 64
Director, Bankers Trust and Bankers Trust Corporation since 1988; Chairman and Chief Executive Officer, The Palmer Group; Former Dean, The Wharton School, University of Pennsylvania; Former Chief Executive Officer, Touche Ross & Co. (now Deloitte & Touche). Director, Allied-Signal Inc., Federal Home Loan Mortgage Corporation, GTE Corporation, The May Department Stores Company and Safeguard Scientifics, Inc.; and Trustee, the University of Pennsylvania.

Mayo A. Shattuck III, 44
Vice Chairman, Bankers Trust Corporation since September 1997. He formerly held the positions of President and Chief Operating Officer of Alex. Brown Incorporated from 1991 to September 1997. He is Co-Chairman and Co-Chief Executive Officer of BT Alex. Brown Incorporated.

Donald L. Staheli, 67
Director, Bankers Trust and Bankers Trust Corporation since 1996; Retired Chairman of the Board and Chief Executive Officer, Continental Grain Company; Director, Continental Grain Company, ContiFinancial Corporation, Prudential Insurance Company of America and America's Promise; and Chairman, The Points of The Light Foundation.

Patricia Carry Stewart, 70
Director, Bankers Trust and Bankers Trust Corporation since 1977; Former Vice President, The Edna McConnell Clark Foundation (a charitable foundation); Chair, Community Foundation for Palm Beach and Martin Counties; Trustee Emerita, Cornell University; and a life member, Board of Overseers, Joan & Sanford I Weill Medical College and Joan & Sanford I. Weill Graduate School of Medical Sciences of Cornell University.

G. Richard Thoman, 54
Director, Bankers Trust and Bankers Trust Corporation since 1997; President, Chief Operating Officer and Director, DaimlerChrysler AG, Union Bancaire Privee (Switzerland), General Electric Investments Equity Advisory Board, Yale School of Management Advisory Board, Fletcher School of Law and Diplomacy Advisory Board, the INSEAD U.S. Advisory Board and The Americas Society; President, Chief Executive Officer and Director, Fuji Xerox Corporation, Ltd.; and Member, Council on Foreign Relations.

George J. Vojta, 63
Director, Bankers Trust and Bankers Trust Corporation since 1997; Vice Chairman of the Board, Bankers Trust and Bankers Trust Corporation; Director, Alicorp, S.A., Globeset and Private Export Funding Corp.; Member, New York State Banking Board; Vice Chairman of the Board of Trustees, St. Luke's-Roosevelt Hospital Center; Partner, New York City Partnership; Chairman, Wharton Financial Services Center; and Member, Bretton Woods Committee.

Paul A. Volcker, 71

Director, Bankers Trust and Bankers Trust Corporation since 1996; Former Chairman and Chief Executive Officer, Wolfensohn & Co., Inc.; Former Chairman, Board of Governors of the Federal Reserve System; Director, Nestle S.A., Prudential Insurance Company of America, American Council on Germany, Council on Foreign Relations and The Japan Society; Trustee, The American Assembly; and Member, the advisory boards of several international corporations.

Melvin A. Yellin, 56
Executive Vice President and General Counsel, Bankers Trust Corporation and Managing Director and General Counsel of Bankers Trust since 1996; Senior Vice President (Chief Legal Officer), Bankers Trust Corporation and Managing Director (Chief Legal Officer) of Bankers Trust since 1995; Managing Director and Deputy General Counsel, Bankers Trust from 1992 to 1995; Vice President and Counsel, Bankers Trust from 1981 to 1992. He is in charge of the Legal Department.

* Certain of the executive officers held the Senior Managing Director title for a portion of 1996 and 1997. Bankers Trust eliminated the title effective January 1, 1998 and reverted to the use of the Managing Director title as the most senior title below that of Vice Chairman.

Item 27. Principal Underwriters.

(a) ICC Distributors, Inc., the Distributor for shares of the Registrant, also acts as principal underwriter for the following open-end investment companies:
BT Advisor Funds, BT Pyramid Mutual Funds, BT Investment Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolios.

(b) Unless otherwise stated, the principal business address for the following persons is Two Portland Square, Portland, Maine 04101.


                                  Positions and                Positions and
Name and Principal                Offices With                 Offices With
Business Address                  Distributor                  Registrant

John Y. Keffer                    President                    None
Sara M. Morris                    Treasurer                    None
David I. Goldstein                Secretary                    None

Benjamin L. Niles                 Vice President               None
Margaret J. Fenderson             Assistant Treasurer          None
Dana L. Lukens                    Assistant Secretary          None
Nanette K. Chern                  Chief Compliance Officer     None

(c) None

ITEM 28. Location of Accounts and Records.

BT Institutional Funds:                       BT Alex. Brown
(Registrant)                                  One South Street
                                              Baltimore, MD  21202

Bankers Trust Company:                        130 Liberty Street
(Custodian, Investment Adviser                New York, NY 10006
and Administrator)

Investors Fiduciary Trust                     127 West 10th Street
Company                                       Kansas City, MO 64105

ICC Distributors, Inc.:                       Two Portland Square
(Distributor)                                 Portland, ME 04101

ITEM 29. Management Services.

Not Applicable

ITEM 30. Undertakings.

Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, BT INSTITUTIONAL FUNDS on behalf of one of its series, Institutional Treasury Assets Fund, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Baltimore and the State of Maryland on this 30th day of April, 1999.

                         BT INSTITUTIONAL FUNDS

                    By:  /s/ Daniel O. Hirsch
                         Daniel O. Hirsch, Secretary
                         April 26, 1999